EXHIBIT 1

JOINT REPORTING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of common stock, par value $0.0005 per share, of DSL.net, Inc., a Delaware corporation.

EXECUTED this 17th day of October, 2003.

THE LAFAYETTE INVESTMENT FUND, L.P.

By:	Lafayette Investment Partners, L.P.,
its sole general partner

By:	Lafayette Private Equities, Inc.,
its sole general partner

	By:	/s/ STEPHEN SMILEY
Stephen Smiley
President

LAFAYETTE INVESTMENT PARTNERS, L.P.

By:	Lafayette Private Equities, Inc.,
its sole general partner

	By:	/s/ STEPHEN SMILEY
Stephen Smiley
President

LAFAYETTE PRIVATE EQUITIES, INC.

	By:	/s/ STEPHEN SMILEY
Stephen Smiley
President

9